UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 25, 2018

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:       (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                          Submission of Matters to a Vote of Security Holders

The Annual Meeting of Hennessy Advisors, Inc. was held on January 25, 2018.  At the Annual Meeting, the following directors were elected for terms expiring at the annual meeting of shareholders to be held in 2019 by the votes indicated:

	For	Withheld	Broker Nonvotes

Neil J. Hennessy	4,958,553	81,731	2,074,500

Teresa M. Nilsen	4,959,131	81,153	2,074,500

Daniel B. Steadman	4,949,869	90,415	2,074,500

Henry Hansel	4,959,913	80,371	2,074,500

Brian A. Hennessy	4,954,007	86,277	2,074,500

Daniel G. Libarle	4,731,279	309,005	2,074,500

Rodger Offenbach	4,731,279	309,005	2,074,500

Susan W. Pomilia	4,725,807	314,477	2,074,500

Thomas L. Seavey	4,722,130	318,154	2,074,500

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstained	Broker Nonvotes
Ratification of the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors, Inc. for fiscal year 2018	6,974,363	3,113	137,308	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2018	HENNESSY ADVISORS, INC. By: /s/ Neil J. Hennessy Neil J. Hennessy Chief Executive Officer